Exhibit 10.6

EXECUTION COPY

PERPETUAL LICENSE AGREEMENT

This PERPETUAL LICENSE AGREEMENT is made as of December 10, 2003 by and between Peek Traffic, Inc., a Delaware corporation and Peek Traffic Systems, Inc., a Florida corporation (together “Licensor”), and Vision Acquisition Corporation, a Delaware corporation (“Licensee”).  Licensor and Licensee are sometimes referred to herein individually as a “Party” and together, as “Parties.”

RECITALS

A.            Licensee is entering into an asset purchase agreement bearing the same date (the “Asset Purchase Agreement”) whereby the Licensee will acquire substantially all of the assets and good will of Licensor, which are defined in the Asset Purchase Agreement as the “Business.”  Capitalized terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

B.            Licensee wishes to obtain a license to use the Licensed Name and Licensed Marks (as defined below) in connection with Licensee’s continued operation of the Business and Licensor is willing to grant Licensee a license to use the Licensed Name and Licensed Marks on the terms and conditions set forth in this License Agreement.

C.            In accordance with the terms of the Asset Purchase Agreement, the Licensor and Peek Traffic Systems, Inc., among others, are executing and delivering to Licensee a Non-Competition Agreement bearing the same date (the “Non-Competition Agreement”).

D.            In accordance with the terms of the Asset Purchase Agreement, it is a condition precedent to the Licensee’s obligations thereunder that the Licensor shall have executed and delivered this License Agreement in favor of the Licensee.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, provisions and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Definitions.  As used in this License Agreement, the following terms shall have the following meanings:

(a)           “Europe” shall mean all of the countries listed on Schedule 1.

(b)           “Licensed Name” shall mean the ‘Peek’ trade name.

(c)           “Licensed Marks” shall mean the marks identified on Schedule 2.

(d)           “Registration” shall mean the trademark registration of any governmental entity.

(e)           “Territory” shall mean the United States, Canada, Mexico, Cuba, U.S. protectorates and U.S. possessions.

2.             License Rights.

(a)           Grant of Exclusive License.  Licensor grants to Licensee a fully-paid, exclusive, royalty-free, sub-licensable right and license to use the Licensed Name and the Licensed Marks in the Territory upon the terms and conditions set forth herein.

(b)           Grant of Non-Exclusive License.  Licensor grants to Licensee fully-paid, non-exclusive, royalty-free, sub-licensable right and license to use the Licensed Name and the Licensed Marks everywhere except Europe upon terms and conditions set forth herein.  Licensee may register the Licensed Name and the Licensed Mark with any governmental entity outside of Europe.

(c)           Limitations on Use.

(i)            Except when Licensee uses the Licensed Name and the Licensed Mark together, Licensee shall use the Licensed Name and Licensed Marks only when following immediately with the word “Traffic.”

(ii)           Licensee may use the Licensed Name as provided in Section 2(c)(i) and the Licensed Marks on stationary, literature, products, and promotional materials for products sold in the Business, on web sites for the Business, in press releases, in SEC filings, and in any other manner useful for the operation of the Business.

(iii)          Licensee may use the Licensed Name in any use, stylization or design; provided however, Licensor shall own any such forms of the Licensed Name developed by Licensee, and such forms shall be considered to be an additional form of the Licensed Name subject to the terms of this License Agreement.

(iv)          Licensee and its parent company, subsidiaries, sister companies and Affiliates may use the Licensed Name and Licensed Marks as long as each entity complies with all the requirements of this License Agreement.

(d)           Non-Exclusive License.  If either party registers the Licensed Name or the Licensed Mark with any governmental entity outside of Europe and the Territory, then such party will grant the other party a fully-

paid, non-exclusive, royalty-free, sublicensable right and license to use the Licensed Name or Licensed Mark in such country.

3.             Term.  Unless earlier terminated pursuant to Section 7 below, the license granted in Section 2 to use the Licensed Name and Licensed Marks is perpetual.

4.             Covenants of Licensee.

(a)           Licensee shall use the Licensed Name and Licensed Marks in compliance with applicable legal requirements and the terms of this License Agreement.

(b)           Licensee shall take such steps, and execute such further documents, as reasonably requested by Licensor in order to protect Licensor’s interest in, title to, ownership and Registration of the Licensed Name and Licensed Marks.  Licensee, however, is not responsible for maintaining any Registrations for the Licensed Name or the Licensed Marks.

(c)           Licensee agrees that it will not, during the term of this License Agreement, or at any time thereafter:

(i)            use or register any trademark or trade name identical with, or which is likely to cause confusion with, the Licensed Name or Licensed Marks; or

(ii)           contest the validity or enforceability of the Licensed Name or Licensed Marks or any registration therefor; or

(iii)          claim that the use of the Licensed Name and Licensed Marks by it under this License Agreement has created any right, title or interest in Licensee other than the license granted herein.

Provided however, that the obligations of this paragraph will not apply if (i) the Licensed Name or any of the Licensed Marks is/are found to be not protectible or unenforceable by any court or national trademark office within the Territory, and (ii) the Licensor does not retain any common law rights to either the Licensed Name or Licensed Marks within the Territory.

(d)           The quality of any of Licensee’s goods sold under the Licensed Marks or Licensed Name will be the same (or superior to) the quality of the same goods sold under the Licensed Name and Licensed Marks immediately prior to the date of this License Agreement.  Licensee agrees to send to Licensor, upon Licensor’s request from time to time, samples of any such goods in order to provide Licensor an opportunity to inspect the quality of such goods.

(e)           The Licensee shall not, and shall ensure that its Affiliates do not, hold themselves out as acting as agent of the Licensor.  The Licensee shall and shall ensure that its Affiliates clearly indicate that they alone are responsible for the supply of any products or provider of any services and shall do nothing to suggest that the Licensor endorses any of them.

(f)            The Licensee shall not use the Licensed Name and the Licensed Marks in Europe.

5.             Covenants, Representations and Warranties of Licensor. Licensor covenants, represents and warrants to Licensee as follows:

(a)           except as agreed by Licensee, during the term of this License Agreement, Licensor shall not use, nor authorize or license any other Person to use the Licensed Name and Licensed Marks, or any combination, derivation or variation thereof, or any mark which is confusingly similar to the Licensed Mark or any name which is confusingly similar to the Licensed Name, whether as the name of a Person, a product, or otherwise in the Territory;

(b)           except to the extent permitted by Section 12 hereof, and subject to Licensee’s rights in this License Agreement, during the term of this License Agreement, Licensor will not sell, transfer, assign, license or otherwise dispose of any interest in or right to use the Licensed Name and Licensed Marks in the Territory to any other Person;

(c)           during the term of the Non-Competition Agreement, Licensor will not use the Licensed Name and Licensed Marks, or take any action with respect to the Licensed Name and Licensed Marks which could in any way, directly or indirectly, cause Licensor to be in violation of the Non-Competition Agreement;

(d)           Licensor is the sole owner of the Licensed Name and the Licensed Marks, and has the sole right and full power to grant the rights to Licensee provided for herein;

(e)           Licensor has obtained Registrations for the Licensed Name and Licensed Marks identified on Schedule 2 and shall use its best efforts to maintain the Registrations;

(f)            other than this License Agreement, the Licensed Name and Licensed Marks are subject to no assignment, license, grant of rights, encumbrance or agreement, whether by written agreement or arising as a result of Licensor’s actions relating to the use of the Licensed Name and Licensed Marks; and

(g)           to the knowledge of Licensor, the Licensed Name and Licensed Marks do not infringe any trademark or proprietary right of any other Person.

6.             Goodwill.

(a)           The Licensee acknowledges that all goodwill resulting from the use of the Licensed Marks and Licensed Name by the Licensee and its Affiliates shall vest in the Licensor.  All use of the Licensed Marks and Licensed Name by the Licensee and its Affiliates shall be deemed to be use by the Licensor.

 (b)          The Licensee shall and shall ensure that its Affiliates shall at the request of the Licensor from time to time, sign all documents and do all other acts and things which the Licensor reasonably requires to vest in the Licensor, or in the Licensor’s nominee, all goodwill which arises as a result of use of the Licensed Marks and Licensed Name.

7.             Infringement by Third Parties.  If Licensee determines in its normal course of business that a person or entity is infringing on or unlawfully using the Licensed Name or the Licensed Marks, it shall promptly notify Licensor in writing.  Within 90 days, Licensor will, in its sole discretion, either take any necessary action, including, without limitation, filing suit and enjoining the alleged infringement, or alternatively Licensor will provide written notice to Licensee that Licensor has chosen not to take any action.  If Licensor chooses not to take any action and accordingly notifies Licensee then Licensee may, at its own expense, take any necessary action including, without limitation, filing suit and enjoining the alleged infringement.  Should the damages received be awarded on a theory of Licensee’s lost sales, then such damages shall be provided to Licensee.  If Licensee takes action against the potential infringement, and there is an award of attorney fees and/or costs, such award shall be provided to Licensee.  Licensee shall promptly provide notice to Licensor of any and all applications for registration of actually or potentially conflicting trademarks, as well as any and all infringements, imitations, illegal uses, or misuses of any Licensed Name or the Licensed Marks, that come to Licensee’s attention in its normal course of business.

8.             Termination.

(a)           This License Agreement may be terminated at any time upon the express written agreement of the Parties.

(b)           If Licensee fails to perform or breaches any of the material terms, conditions, or covenants in this License Agreement and such breach is not substantially cured within ninety (90) days after Licensor has given Licensee a written notice of such breach, Licensor may, at its sole election, terminate this License Agreement.  Nothing in this section shall be deemed to waive Licensor’s right to obtain damages or injunctive relief for any breach by Licensee, whether cured or uncured.

(c)           If Licensor fails to perform or breaches any of the material terms, conditions, or covenants in this License Agreement and such breach is not substantially cured within ninety (90) days after Licensee has given Licensor a written notice of such breach, Licensee may, at its sole election, terminate this

License Agreement.  Nothing in this section shall be deemed to waive Licensee’s right to obtain damages or injunctive relief for any breach by Licensor, whether cured or uncured.

(d)           Upon any termination of the license granted pursuant to this License Agreement, all the rights of Licensee pursuant to this License Agreement shall immediately terminate and automatically revert to Licensor, and Licensee shall discontinue all use of the Licensed Name and the Licensed Marks within ninety (90) days and shall no longer have the right to use the Licensed Name and the Licensed Marks or derivations thereof, or any logo, trademark, or trade name based thereon; provided however, that Licensee shall be entitled to use all materials bearing the Licensed Name on hand on the date of the expiration.

(e)           Notwithstanding Section 4(c)(ii) above, if Licensee contests the validity or enforceability of the Licensed Name or Licensed Marks or any registration therefor then Licensor may terminate this License Agreement.

(f)            As a result of an action not brought by Licensee, should a court or national trademark office determine that any of the Licensed Marks or Licensed Name is not protectible, then this License Agreement shall be terminated with respect to that Licensed Mark or Licensed Name, and Licensee may continue to use such Licensed Mark or Licensed Name without being bound by any obligations of this License Agreement.

9.             Waiver.  The failure of either Party to insist upon strict compliance with any of the terms, covenants or conditions of this License Agreement shall not be deemed a waiver of such compliance or relinquishment of any right under this License Agreement at any subsequent time.  A waiver under this License Agreement shall be effective only if in writing and signed by the Parties.

10.          Notice.  All notices, requests demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if sent by facsimile (with written confirmation of receipt) (and a copy is mailed, by registered or certified mail, return receipt requested, postage prepaid), or if sent by a nationally recognized overnight delivery service (with written confirmation of receipt in each case) addressed to the intended recipient, as set forth below:

If to Licensor:	Peek Traffic, Inc.
Peek Traffic Systems, Inc.
c/o Peek Corporation
2511 Corporate Way
Palmetto, FL 34221
Attn: Andy Roake
Facsimile: (941) 365-0837

Copy to:	Allen & Overy
1221 Avenue of the Americas
New York, NY 10020
Attn: Hugh McDonald
Facsimile: (212) 610-6399

If to Licensee:	Vision Acquisition Corporation
One East Wacker Drive
Chicago, Illinois 60601
Attention: Leslie J. Jezuit
Facsimile: (312) 467-0197

Copy to:	Holland & Knight LLC
30th Floor
131 S. Dearborn Street
Chicago, IL 60603
Attention: Anne Hamblin Schiave
Facsimile: (312) 578-6666

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.          Recitals.  The recitals are incorporated and made a part of this License Agreement.

12.          Assignment.  This License Agreement is personal to the Parties and neither Party hereto shall assign or otherwise transfer this License Agreement or any rights hereunder without the prior consent of the other Party hereto, provided that Licensee may assign or transfer this License Agreement and\or any rights hereunder to any Person into or with which it may be merged or consolidated or to which it may sell or transfer all or substantially all of its assets, or to which it may sell all or substantially all of the assets of the Business. Notwithstanding the foregoing, nothing in this section will limit the right of Licensor to assign or otherwise transfer this License Agreement in connection with the sale of the Licensed Name and Licensed Mark.  Upon any permitted assignment of this License Agreement, the assignee shall be substituted for the assignor for all purposes of this License Agreement.

13.          Severability.  If any of the provisions contained in this License Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this License Agreement, and this

License Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this License Agreement.

14.          Entire Agreement.  Except as provided in the Asset Purchase Agreement, this License Agreement contains the entire agreement of the parties with respect to the Licensed Name.  This License Agreement may not be amended except by an agreement in writing signed by the Parties.

15.          Counterparts.  This License Agreement may be executed in one or more counterparts, all of which will be considered one and the same License Agreement, and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

16.          Applicable Law.  This License Agreement (and any claims or disputes arising out of or relating hereto or to the transactions contemplated hereby or to the inducement or any Party to enter into herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed under the laws of the State of Illinois, without giving reference to the principles of conflicts of law.  Each of the Parties hereby agrees that any suit, action or proceeding relating in any way to this License Agreement may be brought and enforced in the Circuit Court of Cook County, Illinois or in the District Court of the United States of America for the Northern District of Illinois, Eastern Division, and in either case the Parties hereby submit to the jurisdiction of each such court. Each Party hereby waives and agrees not to assert, by way of motion or otherwise, in any such suit, action or proceeding, any claim that the Party is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Parties consent and agree to service of process or other legal summons for purpose of any such suit, action or proceeding by registered mail addressed to a Party at its address listed in Section 10.

17.          Jointly Prepared.  This License Agreement shall be deemed as having been prepared jointly by the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Perpetual License Agreement on the date first above written.

LICENSOR:

PEEK TRAFFIC, INC.		PEEK TRAFFIC SYSTEMS, INC.

By:	/s/ ANDREW ROAKE	By:	/s/ ANDREW ROAKE
Title:	Director	Title:	Director

LICENSEE:

VISION ACQUISITION CORPORATION

By:	/s/ LESLIE JEZUIT
Title:	President

SCHEDULE 1

Albania

Austria

Armenia

Azerbaijan

Belarus

Belgium

Bosnia

Bulgaria

Croatia

Cyprus

Czech Republic

Denmark

Estonia

Finland

France

Georgia

Germany

Great Britain

Greece

Hungary

Iceland

Ireland

Italy

Kazakhstan

Kyrgyzstan

Latvia

Liechtenstein

Lithuania

Luxembourg

Macedonia

Malta

Moldova

Netherlands

Norway

Poland

Portugal

Romania

Russia

Serbia-Montenegro

Slovak Republic

Slovenia

Spain

Sweden

Switzerland

Tajikistan

Turkey

Turkmenistan

Ukraine

Uzbekistan

Any country that may become a member of the European Union

SCHEDULE 2